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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    Form 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)               February 27, 2006
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                                 DATASCOPE CORP.
                              --------------------
             (Exact name of registrant as specified in its charter)


          Delaware                        0-6516                 13-2529596
    --------------------           --------------------     --------------------
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

           14 Philips Parkway
          Montvale, New Jersey                                   07645-9998
          --------------------                              --------------------
(Address of principal executive offices)                         (Zip Code)

(Registrant's telephone number, including area code)          (201)  391-8100
                                                            --------------------

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:
         |_|  WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE
              SECURITIES ACT
         |_| SOLICITING MATERIAL PURSUANT TO RULE 14A-12 UNDER THE EXCHANGE ACT |_| PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14D-2(B)
              UNDER THE EXCHANGE ACT
         |_|  PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13E-4(C)
              UNDER THE EXCHANGE ACT

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         Item 8.01  Other Events

         Datascope Corp. has a preferred stock investment in Masimo Corporation, a key supplier to the Patient Monitoring business. Pursuant to a patent litigation settlement, Masimo's Board of Directors and stockholders' have approved a special dividend payment to all stockholders. Datascope's share of the Masimo special dividend is approximately $4.4 million and is expected to be received in the quarter ending March 31, 2006.

         The information in this Form 8-K is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, except as shall otherwise be expressly set forth by specific reference in such filing.

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         SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               DATASCOPE CORP.

                                               Registrant



                                               By:  /s/ Fred Adelman
                                                    ----------------------------
                                                    VP, Chief Accounting Officer




              Dated:  February 27, 2006